Exhibit 99.1

Press Release

Inquiries:	Jeanne A. Leonard
Liberty Property Trust
610/648-1704

LIBERTY PROPERTY TRUST ANNOUNCES

THIRD QUARTER 2013 RESULTS

Malvern, PA, October 22, 2013 -- Liberty Property Trust reported that funds from operations available to common shareholders (diluted) (“FFO”) for the third quarter of 2013 was $0.57 per share, compared to $0.64 per share for the third quarter of 2012. Funds from operations for the third quarter of 2013 include termination fees of $1.1 million. Third quarter results also include the effects of transactions related to the acquisition of Cabot Industrial Value Fund III Operating Partnership, L.P, including $2.7 million ($0.02 per share) of acquisition expenses and $4.2 million ($0.03 per share) of financing fees. Furthermore, the August 7, 2013 issuance of 24.2 million common shares reduced third quarter 2013 FFO on a per share basis by $0.07.

FFO per share for the nine-month period ended September 30, 2013 was $1.86, compared to $1.94 per share for the same period in 2012.

Net income per common share (diluted) was $0.21 for the quarter ended September 30, 2013, compared to $0.24 for the quarter ended September 30, 2012. Net income per common share (diluted) for the nine-month period ended September 30, 2013 was $1.11, compared with $0.84 for the same period in 2012. Net income per common share (diluted) for the nine month period ended September 30, 2013 includes $0.45 in gains on property dispositions compared to $0.05 in the same period in 2012.

Commenting on the company’s activities, Liberty’s chairman and chief executive officer, Bill Hankowsky, said:

“Liberty took a significant step in the third quarter in the advancement of our strategy to increase our industrial footprint, with the announcement of our intent to purchase a 23 million square foot industrial portfolio, a transaction that closed shortly after the quarter ended. We are pleased with this deepening of fourteen of our existing markets and the increase of our national footprint. This transaction enhances our ability to serve our industrial tenants in both our new and existing markets.”

“During the quarter we also set new company records for leasing, particularly in our industrial portfolio and development pipeline, as pent-up demand resulted in numerous large signed leases. We are encouraged by the industrial landscape, and see continuing opportunities for development and increased occupancy and rental rates across our broader and deeper platform.”

“Consistent with our portfolio repositioning strategy, we expect to continue to decrease our exposure to suburban office properties. To this end, we are actively seeking the disposition of

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Liberty Property Trust 3Q 2013 Results -2

approximately six-to-seven million square feet of suburban office and flex properties at a value of $650-$750 million, which may occur over the next one-to-three quarters.”

Portfolio Performance

Leasing: At September 30, 2013, Liberty’s in-service portfolio of 83.7 million square feet was 90.6% occupied, compared to 92.8% at the end of the second quarter. The drop in occupancy is the result of the timing of commencement of certain significant leases.  The portfolio is 92.4% leased on a signed basis. During the quarter, Liberty completed lease transactions totaling a company record 8.7 million square feet of space.

Same Store Performance: Property level operating income for same store properties increased by 1.8% on a cash basis and 1.0% on a straight line basis for the third quarter of 2013 compared to the same quarter in 2012.

Real Estate Investments

Acquisitions: Liberty acquired one property during the quarter, an industrial building in Phoenix, AZ, for $27.9 million.  The property contains 593,600 square feet of leasable space and was unleased at acquisition.

Development Pipeline: In the third quarter, Liberty brought four development properties into service for a total investment of $163.2 million. The properties contain 2.5 million square feet of leasable space and, as of September 30, 2013, were 35% occupied at a current yield of 5.1% and a stabilized yield of 8.9%.   A signed lease for 1.2 million square feet of this space will commence on January 1, 2014, bringing occupancy on these properties to 83.2% on a signed basis.

During the quarter, Liberty began development of one property for a projected investment of $50.3 million. The property is a 945,720 square foot distribution building in Aberdeen, MD and is 100% pre-leased to a high-credit tenant.

Purchase of Cabot Industrial Value Fund III Operating Partnership, L.P.

On July 31, 2013, Liberty announced it would acquire the operating partnership of Cabot Industrial Fund III Operating Partnership, L.P., for a purchase price of $1.475 billion. This transaction closed on October 8, 2013, and certain items connected with the transaction had an impact on the third quarter:

•                 On August 7, Liberty issued 24.2 million common shares for net proceeds of $834.1 million.

•                 On September 27, Liberty issued $450 million of 4.40% senior unsecured notes due 2024 for net proceeds of $444.8 million.

•                 The Company incurred $2.7 million in acquisition expenses (included in general and administrative expenses on Liberty’s Statement of Operations) and $4.2 million in fees (included in interest expense on the Statement of Operations).

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Liberty Property Trust 3Q 2013 Results -3

Earnings Outlook

Liberty expects to report funds from operations for the fourth quarter of 2013 in the range of $0.62 - $0.64 per share, and for the full year 2013 in the range of $2.48 - $2.50 per share. Included in the fourth quarter 2013 guidance is $5.4 million ($0.04 per share) of Cabot-related acquisition expenses and $0.01 per share of earnings dilution associated with the August 7, 2013 equity offering. The guidance for full-year 2013 includes $12.3 million ($0.09 per share) of Cabot acquisition and fee-related expenses and $0.08 per share of earnings dilution associated with the August 7, 2013 equity issuance. This guidance does not reflect the above-mentioned intention to seek disposition of $650-$750 million in suburban office and flex assets. A reconciliation of FFO to GAAP net income for the respective periods is below:

	4Q 2013 Range		FY 2013 Range
	Low	High	Low	High
Projected net income per share	$ 0.21	$ 0.23	$ 1.32	$ 1.34
Depreciation and amortization of unconsolidated joint ventures	0.03	0.03	0.12	0.12
Depreciation and amortization	0.40	0.40	1.48	1.48
Gain on property dispositions	(0.01)	(0.01)	(0.40)	(0.40)
Minority interest share of addbacks	(0.01)	(0.01)	(0.04)	(0.04)

Projected funds from operations per share	$ 0.62	$ 0.64	$ 2.48	$ 2.50

Earnings Guidance for 2014 will be provided on December 17, 2013.

About the Company

Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 106 million square foot portfolio includes 843 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.

Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.

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Liberty Property Trust 3Q 2013 Results -4

Liberty will host a conference call during which management will discuss third quarter results, on Tuesday, October 22, 2013, at 1 p.m. Eastern Time.  To access the conference call, please dial 855-277-7530.  The passcode needed for access is 86875018. A replay of the call will be available until November 22, 2013, by dialing 1-855-859-2056 using the same passcode as above. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com.

The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law.  These forward-looking statements include statements relating to, among others things, future asset dispositions, expectations for our operating results, business and financial condition, the impact of the Cabot acquisition on our portfolio and business and our growth prospects, as well as statements that are generally accompanied by words such as “believes,” “anticipates,” “expects,” “estimates,” “should,” “seeks,” “intends,” “proposed,” “planned,” “outlook” and “goal” or similar expressions. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved.  As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results.  These risks, uncertainties and other factors include, without limitation, uncertainties affecting real estate business generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to the integration of the operations of entities that we have acquired or may acquire, risks relating to financing arrangements and sales of securities, possible environmental liabilities, risks relating to leverage and debt service (including availability of financing terms acceptable to the company and sensitivity of the company’s operations and financing arrangements to fluctuations in interest rates), dependence on the primary markets in which the company’s properties are located, the existence of complex regulations relating to status as a REIT and the adverse consequences of the failure to qualify as a REIT, risks relating to litigation, including without limitation litigation involving entities that we have a acquired or may acquire, and the potential adverse impact of market interest rates on the market price for the company’s securities, and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission.  The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Liberty Property Trust

Statement of Operations

September 30, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012

Operating Revenue
Rental	$128,044	$116,666	$375,702	$348,955
Operating expense reimbursement	55,342	51,017	160,476	148,187
Total operating revenue	183,386	167,683	536,178	497,142

Operating Expenses
Rental property	35,213	33,934	99,746	93,840
Real estate taxes	22,107	19,517	65,007	59,167
General and administrative	17,231	14,610	53,552	46,391
Depreciation and amortization	46,036	40,149	135,560	120,337
Total operating expenses	120,587	108,210	353,865	319,735

Operating Income	62,799	59,473	182,313	177,407

Other Income/Expense
Interest and other	2,620	2,340	7,612	7,055
Interest	(37,412)	(30,772)	(101,141)	(88,941)
Total other income/expense	(34,792)	(28,432)	(93,529)	(81,886)

Income before property dispositions, income taxes, noncontrolling interest and equity in earnings of unconsolidated joint ventures	28,007	31,041	88,784	95,521
Gain on property dispositions	1,958	2,001	6,829	2,859
Income taxes	(629)	(321)	(1,780)	(645)
Equity in earnings (loss) of unconsolidated joint ventures	650	(3,082)	3,973	(1,397)

Income from continuing operations	29,986	29,639	97,806	96,338

Discontinued operations (including net gain on property dispositions of $29 for the quarter ended September 30, 2013 and net loss of $1,540 for the quarter ended September 30, 2012 and net gains of $49,367 and $2,505 for the nine month periods ended September 30, 2013 and 2012, respectively)	(38)	259	50,041	10,842
Net Income	29,948	29,898	147,847	107,180
Noncontrolling interest - operating partnerships	(843)	(2,092)	(7,394)	(8,174)
Noncontrolling interest - consolidated joint ventures	(406)	-	(406)	-
Net Income available to common shareholders	$28,699	$27,806	$140,047	$99,006

Net income	$29,948	$29,898	$147,847	$107,180
Other comprehensive income	4,927	2,245	115	3,047
Comprehensive income	34,875	32,143	147,962	110,227
Less: comprehensive income attributable to noncontrolling interest	(1,370)	(2,161)	(7,777)	(8,269)
Comprehensive income attributable to common shareholders	$33,505	$29,982	$140,185	$101,958

Basic income per common share
Continuing operations	$0.21	$0.24	$0.73	$0.76
Discontinued operations	$-	$-	$0.39	$0.09
Total basic income per common share	$0.21	$0.24	$1.12	$0.85

Diluted income per common share
Continuing operations	$0.21	$0.24	$0.72	$0.75
Discontinued operations	$-	$-	$0.39	$0.09
Total diluted income per common share	$0.21	$0.24	$1.11	$0.84

Weighted average shares
Basic	135,628	117,141	124,889	116,625
Diluted	136,328	118,043	125,655	117,462

Amounts attributable to common shareholders
Income from continuing operations	$28,736	$27,555	$91,442	$88,500
Discontinued operations	(37)	251	48,605	10,506
Net income	$28,699	$27,806	$140,047	$99,006

Liberty Property Trust

Statement of Funds From Operations

September 30, 2013

(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Nine Months Ended
	September 30, 2013		September 30, 2012		September 30, 2013		September 30, 2012
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO - basic:
Basic - income available to common shareholders	$28,699	$0.21	$27,806	$0.24	$140,047	$1.12	$99,006	$0.85

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,176		3,569		10,874		10,739
Depreciation and amortization	45,642		40,631		135,418		122,097
Gain on property dispositions	(29)		4,759		(49,393)		676
Noncontrolling interest share in addback for depreciation and amortization and gain on property dispositions	(1,226)		(1,504)		(2,625)		(4,141)
Funds from operations available to common shareholders - basic	$77,262	$0.57	$75,261	$0.64	$234,321	$1.88	$228,377	$1.96

Reconciliation of net income to FFO - diluted:
Diluted - income available to common shareholders	$28,699	$0.21	$27,806	$0.24	$140,047	$1.11	$99,006	$0.84

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,176		3,569		10,874		10,739
Depreciation and amortization	45,642		40,631		135,418		122,097
Gain on property dispositions	(29)		4,759		(49,393)		676
Noncontrolling interest excluding preferred unit distributions	725		881		4,157		3,173
Funds from operations available to common shareholders - diluted	$79,213	$0.57	$77,646	$0.64	$241,103	$1.86	$235,691	$1.94

Reconciliation of weighted average shares:
Weighted average common shares - all basic calculations	135,628		117,141		124,889		116,625
Dilutive shares for long term compensation plans	700		902		766		837
Diluted shares for net income calculations	136,328		118,043		125,655		117,462
Weighted average common units	3,692		3,739		3,706		3,771
Diluted shares for Funds from operations calculations	140,020		121,782		129,361		121,233

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust

Balance Sheet

September 30, 2013

(Unaudited and in thousands, except share and unit amounts)

	September 30, 2013	December 31, 2012
Assets
Real estate:
Land and land improvements	$1,012,247	$899,801
Building and improvements	4,564,885	4,341,125
Less: accumulated depreciation	(1,224,775)	(1,164,756)

Operating real estate	4,352,357	4,076,170

Development in progress	136,165	248,602
Land held for development	233,091	258,324

Net real estate	4,721,613	4,583,096

Cash and cash equivalents	1,124,570	38,356
Restricted cash	35,705	33,147
Accounts receivable	8,784	8,988
Deferred rent receivable	112,943	108,576
Deferred financing and leasing costs, net of accumulated amortization (2013, $145,519; 2012, $132,261)	149,833	137,359
Investments in and advances to unconsolidated joint ventures	177,344	169,021
Assets held for sale	-	7,880
Prepaid expenses and other assets	118,700	87,756

Total assets	$6,449,492	$5,174,179

Liabilities
Mortgage loans	$309,279	$302,855
Unsecured notes	2,707,985	2,258,751
Credit facility	-	92,000
Accounts payable	46,411	31,058
Accrued interest	39,086	20,164
Dividend and distributions payable	71,113	58,038
Other liabilities	195,907	185,956

Total liabilities	3,369,781	2,948,822

Noncontrolling interest - operating partnership - 301,483 preferred units outstanding as of September 30, 2013 and December 31, 2012	7,537	7,537

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 147,274,747 (includes 1,249,909 in treasury) and 119,720,776 (includes 1,249,909 in treasury) shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	147	119
Additional paid-in capital	3,650,766	2,687,701
Accumulated other comprehensive income	3,039	2,900
Distributions in excess of net income	(591,764)	(547,757)
Common shares in treasury, at cost, 1,249,909 shares as of September 30, 2013 and December 31,2012	(51,951)	(51,951)
Total shareholders’ equity	3,010,237	2,091,012

Noncontrolling interest - operating partnership
3,686,609 and 3,713,851 common units outstanding as of September 30, 2013 and December 31, 2012, respectively	58,513	60,223
1,290,000 preferred units outstanding as of December 31, 2012	-	63,264
Noncontrolling interest - consolidated joint ventures	3,424	3,321

Total equity	3,072,174	2,217,820

Total liabilities, noncontrolling interest - operating partnership & equity	$6,449,492	$5,174,179